UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Office Depot, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date Filed:

Roland Smith
Chairman & CEO

February 4, 2015

Dear Associate:

Just a few moments ago, we announced that we have reached an agreement for Staples to acquire Office Depot, Inc. in a cash-and-stock transaction that provides our shareholders significant value. It also creates a company better positioned to serve the changing needs of customers and compete against a large and diverse set of competitors. This decision was reached after serious and careful consideration and has the full support of our Board of Directors.

I know this news raises many questions, including: Why are we doing this now when our results are outstanding, and what does this mean for you? I’ll attempt to address these and a few additional questions in this note.

The primary reason for this transaction is that it delivers great value for our shareholders, the owners of our company. It’s true that our results have been outstanding. We have consistently exceeded the Street’s expectations and we have raised our integration targets every quarter.

But even with our recent success, the harsh reality is that the office supply industry dynamics that led to the merger of Office Depot and OfficeMax have continued to intensify. And, while I am confident in our ability to continue to achieve outstanding results, Staples is acquiring Office Depot at a significant premium. This provides our shareholders much greater value than what we could reasonably expect to independently achieve for many years.

We anticipate this transaction will close by the end of the year, following FTC review. Until then, we will continue to run our business independently and we must remain competitive and dedicated to delivering the best possible experience for our customers. Late last year, I sent you a note outlining our 2015 Critical Priorities, and executing on these will continue to be our primary focus.

Unlike our Office Depot and OfficeMax merger, where integration planning teams worked together during the regulatory review process, we do not intend to begin integration planning until after the transaction closes.

Regarding the future of Office Depot associates, the combined entity will maintain the Staples name and will be headquartered in Framingham, Massachusetts. However, Staples has stated that they intend to evaluate opportunities to maintain a presence in Boca Raton following the close of the transaction.

Staples’ management recognizes the tremendous talent within our organization and expects that many of our associates will need to play an important role in the combined entity. For those interested, we are hopeful there will be new positions available for you with Staples, although we recognize this will clearly not be the case for everyone.

Throughout this process I encourage you to ask questions. We may not always have answers, but I promise that we will address your concerns to the best of our ability. This morning, we will host a town hall meeting in Boca Raton that will also be accessible via teleconference. The details for this meeting are included below.

6600 North Military Trail, Boca Raton, FL 33496 | 561.438.2500 | Roland.Smith@officedepot.com

Finally, I want to thank you for your phenomenal efforts and support over the past year. I am honored to lead such a talented and dedicated team. Your tireless commitment to achieving our goals has enabled our company to achieve what few thought possible. I take great pride in what we have accomplished together and I hope you do as well.

Please stay focused on achieving our 2015 goals and continuing to demonstrate the tremendous value of our collective efforts. Thank you again.

Sincerely,

Roland Smith
Office Depot Chairman and CEO

Note: This announcement will generate a lot of media attention and I want to remind you that it is important that you not speculate on this transaction publicly. If you receive an inquiry from the media about this transaction, please direct it to Karen Denning in Corporate Communications at karen.denning@officedepot.com.

TOWN HALL DETAILS

•	9:30 a.m. ET

•	The Auditorium in Boca Raton

For those dialing in via conference call, whenever possible please gather in groups to listen.

•	Conference ID: 5168693 (must be entered by all participants)

•	US Participant call in line – (855) 804-7553

•	International Participant call in lines

EMEA toll free Dial in numbers:

Austria - 0800005316

Czech Republic - 800720090

Denmark - 80886337

Finland - 0800773591

France - 0805110999

Germany- 08007234757

Ireland - 1800948486

Italy - 800985581

Luxembourg - 80023282

Netherlands - 0207956613

Norway- 80056868

6600 North Military Trail, Boca Raton, FL 33496 | 561.438.2500 | Roland.Smith@officedepot.com

Portugal - 800788417

Romania - 0800895971

Slovak Republic- 800606928

Spain - 800098836

Sweden- 0200884711

Switzerland - 0800789007

United Kingdom - 08002796546

Asia/Pacific:

Australia - 1800725000

Hong Kong - 800906648

Korea (South) - 0079861361784

New Zealand - 0800446046

Singapore - 8006162313

Taiwan - 00801615198

Other International - (706) 679-2545

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to, among other things, Office Depot, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. There can be no assurances that Office Depot will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, risks related to Office Depot’s proposed merger with Staples, including satisfaction of the conditions of the proposed merger on the proposed timeframe or at all, contractual restrictions on the conduct of Office Depot’s business included in the merger agreement and the potential for loss of key personnel, disruption in key business activities or any impact on Office Depot’s relationships with third parties as a result of the announcement of the proposed merger; adverse regulatory decisions; unanticipated changes in the markets for Office Depot’s business segments; the inability to realize expected benefits from Office Depot’s European restructuring plan; unanticipated downturns in business relationships with customers; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses;

6600 North Military Trail, Boca Raton, FL 33496 | 561.438.2500 | Roland.Smith@officedepot.com

new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Office Depot does not assume any obligation to update or revise any forward-looking statements

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Office Depot and Staples. In connection with the proposed transaction, Staples will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include the proxy statement of Office Depot that also constitutes a prospectus of Staples. The definitive proxy statement/prospectus will be mailed to stockholders of Office Depot. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OFFICE DEPOT, STAPLES, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Office Depot and Staples through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the definitive proxy statement/prospectus and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496 or by calling 561-438-7878.

Office Depot and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Office Depot’s stockholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Office Depot’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in Office Depot is set forth in Office Depot’s Annual Report on Form 10-K for the year ended December 28, 2013 and its Proxy Statement on Schedule 14A, dated March 24, 2014, which are filed with the SEC. Additional information regarding the interests of Office Depot’s directors and executive officers in the proposed transaction, which may be different than those of Office Depot’s stockholders generally, will be contained in the proxy statement/prospectus that will be filed with the SEC.

6600 North Military Trail, Boca Raton, FL 33496 | 561.438.2500 | Roland.Smith@officedepot.com